Exhibit 99.1

 Anadarko Asset, Cleveland – Illustrative Economics Illustrative Economics at $90 WTI Oil Price Sensitivity – Mid-Point of Range Illustrative Economics at $90 WTI Oil Price Sensitivity – Mid-Point of Range Gross Capex ($MM)(1) $3.0 Gross EUR (Mboe)(2) 150 -200 IP (Boe/d) (3) 270 – 360 Average WI (4) 66% Average NRI (4) 52% BT-IRR (5) 30% -70% (1) MPO management’s estimate of per well capital costs on a go forward basis; actual well costs may differ from these estimates. (2) MPO management’s estimated range for future wells; actual results may differ from these estimates. (3) MPO management’s estimate of 30 day initial peak production rates on a go forward basis; actual rates may differ from these estimates. (4) Average WI and NRI estimate based on estimates on a go forward basis; actual interests may differ from these estimates. (5) Range based on high and low reserves and IP at $90 WTI. 1